BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made as of September 30, 2008, by Tuchman Cleaners, Inc., an Indiana corporation (“Seller”) to USDC Tuchman Indiana, Inc., a California corporatin (“Buyer”).

Seller and Buyer have entered into an Asset Purchase and Sale Agreement, dated as of August 20, 2008, as amended by a First Amendment to Asset Purchase Agreement, dated as of August 29, 2008 (collectively, the “Agreement”), providing for the sale by Seller to Buyer of the assets described on Exhibit A attached hereto on the date hereof.

NOW, THEREFORE, for the purpose of affecting such sale pursuant to the provisions of the Agreement and for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged by Seller, Seller does hereby sell, convey, assign, transfer, and deliver good and marketable title in and to the assets listed on Exhibit A attached hereto (which has been initialed by Seller), as they exist on the date hereof.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed as of the day and year first above written.

Buyer: USDC TUCHMAN INDIANA, INC., a California corporation

By:	/s/
Name: Title:

Seller: TUCHMAN CLEANERS, INC., an Indiana corporation

By:	/s/
Name: Kevin M. Lyng Title: Chief Executive Officer

EXHIBIT A